Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being directors or officers of Computer Sciences Corporation (the “Company”), which is to file with the Securities and Exchange Commission a Registration Statement on Form S-8 registering Common Stock to be issued under the 2011 Omnibus Incentive Plan, and any amendments, subsequent registration statements or supplements thereto under the Securities Act of 1933, as amended, with respect to the offering of securities, hereby constitutes and appoints Michael J. Mancuso, William L. Deckelman, Jr. and M. Louise Turilli of the Company, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign, or cause to be signed electronically, and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Name and Signature	Title	Date

/s/ Michael J. Mancuso	Vice President and Chief Financial Officer (Principal Financial Officer)	May 23, 2012
Michael J. Mancuso

/s/ Donald G. DeBuck	Vice President and Controller (Principal Accounting Officer)	May 23, 2012
Donald G. DeBuck

/s/ Irving W. Bailey, II	Director	March 13, 2012
Irving W. Bailey, II

/s/ David J. Barram	Director	March 13, 2012
David J. Barram

/s/ Stephen L. Baum	Director	March 13, 2012
Stephen L. Baum

/s/ Erik Brynjolfsson	Director	March 13, 2012
Erik Brynjolfsson

/s/ Rodney F. Chase	Director	March 13, 2012
Rodney F. Chase

/s/ Judith R. Haberkorn	Director	March 13, 2012
Judith R. Haberkorn

/s/ J. Michael Lawrie	Director	March 13, 2012
J. Michael Lawrie

/s/ F. Warren McFarlan	Director	March 13, 2012
F. Warren McFarlan

/s/ Chong Sup Park	Director	March 13, 2012
Chong Sup Park

/s/ Thomas H. Patrick	Director	March 13, 2012
Thomas H. Patrick